Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS THIRD QUARTER 2018 RESULTS

WASHINGTON, D.C. – November 5, 2018 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended September 30, 2018.

Highlights for the Quarter Ended September 30, 2018:

•	Net income of $2.5 million, or $0.04 per share on a fully diluted basis
•	FFO of $18.6 million, or $0.27 per share on a fully diluted basis
•	FFO, as Adjusted of $16.5 million, or $0.24 per share on a fully diluted basis
•	CAD of $13.7 million
•

Completed the acquisition of eight of the 14 properties in the Company’s previously announced portfolio acquisition, representing an aggregate of 1,024,036 square feet with a combined purchase price of approximately $244 million

•	Completed the acquisition of the 90,085-square foot Department of Veterans Affairs (VA) Outpatient Facility in San Jose, California (“VA - San Jose”)
•	Portfolio occupancy at 100%

“This quarter has seen the largest acquisition volume of any single quarter since the Company’s IPO,” said William C. Trimble III, Easterly’s Chief Executive Officer. “We are growing the portfolio in an accretive manner and introducing new, important agencies that help generate stable, recurring cashflows backed by the full faith and credit of the U.S. Government.”

Financial Results for the Nine Months Ended September 30, 2018

Net income of $6.0 million, or $0.10 per share on a fully diluted basis

FFO of $51.3 million, or $0.85 per share on a fully diluted basis

FFO, as Adjusted of $44.6 million, or $0.74 per share on a fully diluted basis

CAD of $36.5 million

Portfolio Operations

As of September 30, 2018, the Company wholly owned 56 operating properties in the United States, encompassing approximately 4.8 million square feet in the aggregate, including 54 operating properties that were leased primarily to U.S. Government tenant agencies and two operating properties that were entirely leased to private tenants. As of September 30, 2018, the portfolio had an average age of 15.8 years, was 100% occupied, and had a weighted average remaining lease term of 6.8 years.  With approximately 24% of leases based on square footage, or 22% based on total annualized lease income scheduled to expire before 2021, Easterly expects to continue to provide a highly visible and stable cash-flow stream.

Completed Acquisitions

VA - San Jose

On July 11, 2018, the Company acquired a 90,085-square foot Department of Veterans Affairs Community-Based Outpatient Clinic located in San Jose, California. This newly constructed facility was completed in the first quarter of 2018 and is leased to the VA for an initial, non-cancelable lease term of 20 years through February 2038. The advanced facility consists of medical clinic and administrative space distributed over three floors. Services performed at VA - San Jose include primary care, mental health care, women’s health, audiology and speech pathology, podiatry, optometry and dermatology. The VA also promotes the use of group classes and instruction by incorporating state-of-the-art training and patient education spaces throughout the facility.

On September 13, 2018, the Company completed the acquisition of eight of the 14 properties in the Company’s previously announced portfolio acquisition, representing an aggregate of 1,024,036 square feet with a combined purchase price of approximately $244 million. The properties include:

•	Various GSA - Buffalo, NY

Various GSA - Buffalo, a 267,766-square foot multi-tenanted Class A office building completed in 2004, is primarily occupied by two federal agencies: the VA and the Internal Revenue Service (IRS). It also houses one of the National Labor Relations Board’s (NLRB) 26 regional offices. The U.S. Government leases 94% of the 100% leased building.

•	Various GSA - Chicago, IL

Various GSA - Chicago, a multi-tenanted office building fully renovated in 1999, is strategically located next to Chicago O’Hare International Airport and serves as the Federal Aviation Administration’s (FAA) Great Lakes Regional Office, which oversees operations in eight states. The U.S. Department of Agriculture (USDA) also maintains a presence within the facility. The 232,759-square foot building is 96% leased.

•	TREAS - Parkersburg, WV

TREAS - Parkersburg, a 182,500-square foot build-to-suit property, was built in multiple phases in 2004 and 2006 and is 100% occupied by the Bureau of Fiscal Service (BFS). This mission critical agency within the U.S. Department of Treasury has been located in Parkersburg since 1957 and currently occupies three buildings in the vicinity.

•	SSA - Charleston, WV

SSA - Charleston, a 110,000-square foot single tenant facility fully renovated in 2000, is occupied by the Office of Hearings Operations (OHO), a part of the Social Security Administration (SSA). The Charleston hearing office services three SSA field offices in Ohio and nine SSA field offices in West Virginia. The 100% leased facility features courtrooms, administrative offices and public service areas.

•	FBI - Pittsburgh, PA

FBI - Pittsburgh serves as one of 56 Federal Bureau of Investigation (FBI) field offices located throughout the country. The 100,054-square foot facility was built-to-suit for the FBI in 2001 and is 100% leased. This facility oversees operations for nine surrounding resident agencies located throughout Pennsylvania and the entirety of West Virginia.

•	GSA - Clarksburg, WV

GSA - Clarksburg serves as a multi-tenanted federal center for various federal tenants within the market area, including the FBI, DEA, SSA, Offices of the U.S. Attorneys, and Small Business Association (SBA). This 100% leased 63,760-square foot build-to-suit facility was constructed in 1999 and serves the five tenant agencies through a single General Services Administration (GSA) lease.

•	ICE - Pittsburgh, PA

ICE - Pittsburgh, a state-of-the-art, build-to-suit facility constructed in 2004, is occupied by the U.S. Immigration and Customs Enforcement (ICE), which works to promote homeland security and public safety with respect to border control, customs, trade and immigration for the surrounding Pittsburgh region. The Class A facility houses the Homeland Security Investigations (HSI) division, dedicated to combating criminal organizations illegally exploiting America’s travel, trade, financial and immigration systems. This 33,425-square foot facility is located adjacent to the FBI - Pittsburgh field office and is 76% leased.

•	SSA - Dallas, TX

SSA - Dallas is a 27,200-square foot build-to-suit facility 100% leased to the GSA for the beneficial use of the SSA. Built in 2005, this facility integrates state-of-the-art systems to serve as a local field office with superb access from one of Dallas’s busiest thoroughfares.

Balance Sheet and Capital Markets Activity

As of September 30, 2018, the Company had total indebtedness of $670.0 million comprised of $33.0 million outstanding on its senior unsecured revolving credit facility, $150.0 million outstanding on its 2018 senior unsecured term loan facility, $100.0 million outstanding on its 2016 senior unsecured term loan facility, $175.0 million of senior unsecured notes, and $212.0 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). At September 30, 2018, Easterly’s outstanding debt had a weighted average maturity of 7.0 years and a weighted average interest rate of 3.7% As of September 30, 2018, Easterly’s net debt to total enterprise value was 33.0%, its net debt to annualized quarterly EBITDA ratio was 7.0x, and its net debt to annualized quarterly EBITDA pro forma for a full quarter of operations from the nine acquisitions completed in the third quarter was 6.0x.

Dividend

On October 29, 2018, the Board of Directors of Easterly approved a cash dividend for the third quarter of 2018 in the amount of $0.26 per common share. The dividend will be payable December 27, 2018 to shareholders of record on December 13, 2018.

Subsequent Events

On October 1, 2018, the lease commenced at the newly re-developed 210,373-square foot Federal Emergency Management Agency (FEMA) facility located in Tracy, California (“FEMA - Tracy"). In October 2017 Easterly acquired the rights to a lease award to re-develop the new FEMA distribution center, one of eight regional distribution centers located throughout the country. The approximately $44 million project is substantially completed and a 20-year non-cancelable lease has commenced with the GSA for the beneficial use of FEMA. The FEMA - Tracy property is a mission critical, industrial building that sits on just over 19 acres of land and includes a blend of office, warehouse, and conditioned space for full-time cold storage. FEMA - Tracy will further enable FEMA to serve the mission critical function of providing much needed supplies and support to U.S. citizens faced with disaster.

On October 16, 2018, the Company completed the acquisition of three of the 14 properties in the Company’s previously announced portfolio acquisition, representing an aggregate of 100,300 square feet with a combined purchase price of approximately $33 million. The properties include:

•	AOC - Charleston, SC

AOC - Charleston is an historic townhouse with a modern annex that, together with two adjacent federally-owned buildings, constitutes the federal judicial complex in Charleston. The original building dates to 1795 and was fully renovated in 1999 when the annex was constructed. The building, known as the Josiah House, contains three district judge courtrooms and four judges’ chambers. It is physically connected on the second floor to the J. Waties Waring Judicial Center. This 60,500-square foot federal courthouse is 100% leased.

•	VA - Baton Rouge, LA

VA - Baton Rouge, constructed in 2004, serves as a VA outpatient facility for Baton Rouge and the surrounding veteran population. This facility is one of two VA medical treatment facilities in Baton Rouge. Situated close to the largest private medical center in Louisiana, VA - Baton Rouge is 30,000-square feet in size and currently 100% leased to the VA.

•	DEA - Bakersfield, CA

DEA - Bakersfield is a build-to-suit facility that houses the Bakersfield Resident Office for the DEA’s San Francisco Division. This 9,800-square foot facility houses two holding cells, provides for secure and enclosed first floor parking and offers second story office space with secured rooms for weapons and drug storage. The facility was constructed in 2000 and is 100% leased.

On November 5, 2018, the Company announced its agreement to acquire a modern, Class A laboratory 100% leased to the GSA and occupied by the DEA, located in Upper Marlboro, Maryland (“DEA - Upper Marlboro”). This 50,978-square foot laboratory serves as the DEA’s Mid-Atlantic regional laboratory, one of the DEA’s seven regional and two specialized laboratories located strategically throughout the country. This laboratory provides scientific, technical and administrative support to various law enforcement and intelligence communities. This state-of-the-art, mission critical facility was constructed in 2002 and is still in its initial 20-year lease term, which expires in 2022. With this acquisition and the pending acquisition of the DEA - Sterling laboratory, the Company will now own five highly technical laboratories occupied by the DEA.

Guidance

Outlook for the 12 Months Ending December 31, 2018

The Company is narrowing its guidance for 2018 FFO per share on a fully diluted basis in a range of $1.17 - $1.20.

	Low	High
Net income (loss) per share – fully diluted basis	$0.13	0.16
Plus: real estate depreciation and amortization	$1.04	1.04
FFO per share – fully diluted basis	$1.17	1.20

This guidance assumes approximately $540 million of acquisitions and $50 - $75 million of development-related investment during 2018. This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Outlook for the 12 Months Ending December 31, 2019

The Company is introducing its guidance for 2019 FFO per share on a fully diluted basis in a range of $1.16 - $1.20.

	Low	High
Net income (loss) per share – fully diluted basis	$0.06	0.10
Plus: real estate depreciation and amortization	$1.10	1.10
FFO per share – fully diluted basis	$1.16	1.20

This guidance assumes $200 million of acquisitions and $75 - $100 million of gross development-related investment during 2019. This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current NAREIT definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined by NAREIT as net income (loss), calculated in accordance with GAAP, excluding gains or losses from sales of property and impairment losses on depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of our operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, above-/below-market leases, non-cash interest expense, non-cash compensation and other non-cash items including amortization of lease inducements. By excluding these income and expense items from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock units, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern Standard time on November 5, 2018 to review the third quarter 2018 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through November 19, 2018 by dialing 844-512-2921 (domestic) and 1-412-317-6671 (international) and entering the passcode 13683932.  Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 1, 2018.  In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	September 30, 2018	December 31, 2017
Assets
Real estate properties, net	$1,546,600	$1,230,162
Cash and cash equivalents	6,922	12,682
Restricted cash	4,388	3,519
Deposits on acquisitions	7,225	750
Rents receivable	17,394	12,751
Accounts receivable	9,186	9,347
Deferred financing, net	2,636	945
Intangible assets, net	167,044	143,063
Interest rate swaps	6,958	4,031
Prepaid expenses and other assets	10,158	8,088
Total assets	$1,778,511	$1,425,338

Liabilities
Revolving credit facility	33,000	99,750
Term loan facilities, net	248,413	99,202
Notes payable, net	173,752	173,692
Mortgage notes payable, net	210,388	203,250
Intangible liabilities, net	33,038	38,569
Accounts payable and accrued liabilities	38,618	19,786
Total liabilities	737,209	634,249

Equity
Common stock, par value $0.01, 200,000,000 shares authorized,
60,818,841 and 44,787,040 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively.	608	448
Additional paid-in capital	1,015,603	740,546
Retained earnings	12,241	7,127
Cumulative dividends	(123,282)	(83,718)
Accumulated other comprehensive income	6,089	3,403
Total stockholders' equity	911,259	667,806
Non-controlling interest in Operating Partnership	130,043	123,283
Total equity	1,041,302	791,089
Total liabilities and equity	$1,778,511	$1,425,338

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017(1)	September 30, 2018	September 30, 2017(1)
Revenues
Rental income	$35,219	$30,079	$99,967	$83,600
Tenant reimbursements	4,086	3,554	11,658	10,156
Other income	132	225	758	592
Total revenues	39,437	33,858	112,383	94,348

Operating expenses
Property operating	7,780	6,718	21,563	18,904
Real estate taxes	4,228	3,452	11,773	9,166
Depreciation and amortization	16,109	13,950	45,331	40,091
Acquisition costs	300	206	1,023	1,194
Corporate general and administrative	3,614	2,920	10,696	9,506
Total expenses	32,031	27,246	90,386	78,861
Operating income	7,406	6,612	21,997	15,487

Other expenses
Interest expense, net	(4,924)	(5,495)	(15,981)	(11,626)
Net income	2,482	1,117	6,016	3,861

Non-controlling interest in Operating Partnership	(327)	(175)	(902)	(700)
Net income available to Easterly Government
Properties, Inc.	$2,155	$942	$5,114	$3,161

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.03	$0.02	$0.08	$0.08
Diluted	$0.03	$0.02	$0.08	$0.08

Weighted-average common shares outstanding:
Basic	60,446,199	39,962,471	51,051,388	38,098,805
Diluted	61,978,998	41,903,977	52,600,858	40,012,282

Net income, per share - fully diluted basis	$0.04	$0.02	$0.10	$0.08

Weighted average common shares outstanding -
fully diluted basis	69,498,135	47,683,701	60,088,521	46,525,052

1 In the fourth quarter of 2017, the Company revised the prior period depreciation and amortization expense amount. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2017, for a detailed discussion of the revision.

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017(1)	September 30, 2018	September 30, 2017(1)
Net income	$2,482	$1,117	$6,016	$3,861
Depreciation and amortization	16,109	13,950	45,331	40,091
Interest expense	4,924	5,495	15,981	11,626
EBITDA	$23,515	$20,562	$67,328	$55,578

Pro forma adjustments(2)	4,069
Pro forma EBITDA	$27,584

Net income	$2,482	$1,117	$6,016	$3,861
Depreciation and amortization	16,109	13,950	45,331	40,091
Funds From Operations (FFO)	$18,591	$15,067	$51,347	$43,952
Adjustments to FFO:
Acquisition costs	300	206	1,023	1,194
Straight-line rent and amortization of lease inducements	(1,209)	(883)	(4,256)	(1,376)
Above-/below-market leases	(2,219)	(2,065)	(6,737)	(6,283)
Non-cash interest expense	313	310	876	784
Non-cash compensation	731	748	2,307	2,215
Funds From Operations, as Adjusted	$16,507	$13,383	$44,560	$40,486

FFO, per share - fully diluted basis	$0.27	$0.32	$0.85	$0.94
FFO, as Adjusted, per share - fully diluted basis	$0.24	$0.28	$0.74	$0.87

Funds From Operations, as Adjusted	$16,507	$13,383	$44,560	$40,486
Acquisition costs	(300)	(206)	(1,023)	(1,194)
Principal amortization	(803)	(748)	(2,363)	(2,221)
Maintenance capital expenditures	(830)	(1,726)	(2,305)	(2,677)
Contractual tenant improvements	(680)	(183)	(1,231)	(335)
Leasing related expenditures	(225)	(66)	(1,140)	(347)
Cash Available for Distribution (CAD)	$13,669	$10,454	$36,498	$33,712

Weighted average common shares outstanding -
fully diluted basis	69,498,135	47,683,701	60,088,521	46,525,052

1 In the fourth quarter of 2017, the Company revised the prior period depreciation and amortization expense amount. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2017, for a detailed discussion of the revision.

2 Pro-forma assuming a full quarter of operations from the nine properties acquired in the third quarter of 2018